Exhibit (j)(1)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Clearwater Investment Trust

We consent to the use of our report dated February 23, 2018, on the financial statements of Clearwater Core Equity Fund, Clearwater Small Companies Fund, Clearwater Tax-Exempt Bond Fund and Clearwater International Fund incorporated herein by reference, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

Minneapolis, Minnesota

April 25, 2018